Exhibit 99.2

HELIO COMPLETES BOARD RESTRUCTURING TO MEET NYSE LISTING STANDARDS

Berkeley, California — January 26, 2026 — Helio Corporation (OTC: HLEO) (“Helio” or the “Company”) today announced the appointment of Mario Martinez and Bruce Campbell as independent, non-executive members of its Board of Directors, completing the Company’s board restructuring in alignment with New York Stock Exchange listing standards and requirements.

With these appointments, and the recent addition of Vikas “Vik” Parti, Helio’s Board now consists of five directors: three independent, non-executive directors and two executive directors — Chairman and Chief Executive Officer Ed Cabrera and Chief Technology Officer Greg Delory.

“This board structure reflects our commitment to strong governance, financial discipline, and long-term shareholder value creation,” said Ed Cabrera, Chairman and Chief Executive Officer of Helio. “As we continue to mature as a public company, independent oversight and experienced leadership are essential to building credibility with investors and executing our growth strategy.”

Audit Committee

Mario Martinez — Chairman

Mr. Martinez brings more than 40 years of senior-level experience in finance and accounting. He has spent the past 15 years as a Senior Business Financial Consultant, following 25 years in global manufacturing roles with United Technologies, Lear, and General Electric. He previously served as Chief Financial Officer of IFAB Company and Rexnord Queretaro.

Mr. Martinez holds a degree in Accounting from the University of Texas–Pan American.

Mr Martinez will be Chairman of the Audit Committee for the Board of Directors. His background in financial controls, compliance, and public company reporting supports Helio’s focus on transparency and disciplined capital management.

Compensation Committee

Bruce T. Campbell — Chairman

Mr. Campbell will be the Chairman of the Compensation Committee for the Board of Directors. Bruce T. Campbell brings more than four decades of experience in engineering, global aviation operations, advanced aircraft development and technical consulting to the Helio Board. Mr. Campbell began his career as a petroleum engineer, focused on reservoir engineering, enhanced oil recovery and project economic analysis—establishing a strong foundation that continues to inform his aviation and aerospace consulting work. He is a retired FedEx Captain with a 30-year career working in the US and abroad that fostered his deep operational expertise in complex global operations and leadership in demanding, high-consequence environments. Mr. Campbell holds a B.A. in Geology with a minor in Chemistry from University Northern Colorado and a Master’s in Petroleum Engineering from New Mexico Institute of Mining and Technology, and holds multiple aircraft type and flight instructor ratings.

Corporate Governance and NYSE Uplisting

As Helio advances its efforts to uplist to the New York Stock Exchange, the Company continues to prioritize independent oversight, strong governance, and robust financial controls. Helio’s NYSE application and SEC registration statement on Form S-1 remain active.

The Company intends to update these filings following the release of its annual Form 10-K, expected in late January 2026. While Helio intends to pursue an NYSE listing, no assurance can be given that the application will be approved.

For More Information:

Ed Cabrera

Chairman of the Board and Chief Executive Officer

(956) 225-9639

emcabrera@helio.space

About Helio Corporation

Helio is pioneering a new class of energy infrastructure—space-based power systems aka “Power plants in space” that captures solar energy beyond Earth’s atmosphere and beams it safely and efficiently to the surface. Our vision is to establish orbital energy platforms as a foundational layer of the global power grid, delivering uninterrupted, carbon-free electricity at scale and reshaping how nations power cities, industries, and critical systems. Founded in 2018 as the ‘problem solvers to the space industry,’ Helio designs and delivers world-class space mechanisms, advanced antenna systems, and space design solutions; supporting NASA, private companies, universities, and global space agencies across missions ranging from small-scale programs to flagship space initiatives. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry.

For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space to be added to our email list.

Note Regarding Forward Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this press release, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in or made in connection with this press release and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s business plans or model.